Exhibit 99.1
NEWS RELEASE
For Immediate Release:
March 2, 2021

Sterling Reports Strong 2020 Fourth Quarter and Record Full Year Results
Record Full Year Operating Cash Flow Drives $77.7 million of Debt Payments
2021 Midpoint EPS Guidance Calling for Growth of 22%
THE WOODLANDS, TX – March 2, 2021 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the fourth quarter and full year ended 2020.
Consolidated Fourth Quarter 2020 Financial Results Compared to Fourth Quarter 2019:
•Revenues were $347.2 million compared to $346.5 million;
•Gross margin was 13.4% of revenues compared to 9.7%;
•Operating income was $20.9 million compared to $9.7 million or $11.9 million on an adjusted basis(1);
•Net Income attributable to Sterling common stockholders was $5.8 million in 2020. The comparable 2019 amount was $22.3 million or $6.3 million on an adjusted basis(1);
•Adjusted EBITDA(2) was $28.9 million compared to $20.2 million.
Consolidated Full Year 2020 Financial Results Compared to Full Year 2019:
•Revenues were $1.4 billion compared to $1.1 billion;
•Gross margin was 13.4% of revenues compared to 9.6%;
•Operating income was $94.9 million compared to $37.8 million or $42.1 million on an adjusted basis(1);
•Net Income attributable to Sterling common stockholders was $42.3 million in 2020. The comparable 2019 amount was $39.9 million or $24.5 million on an adjusted basis(1);
•Adjusted EBITDA(2) was $128.1 million compared to $62.0 million.
Consolidated Financial Position and Liquidity:
•Cash flows from operations were $119.3 million for the year ended December 31, 2020 compared to $41.1 million for the comparable prior year period;
•Debt totaled $368.7 million (or $302.5 million, net of cash) at December 31, 2020 compared to $433.1 million (or $387.4 million, net of cash) at December 31, 2019.
Heavy Civil and Specialty Services Backlog Highlights:
•Backlog at December 31, 2020 was $1.18 billion, up from $1.07 billion at December 31, 2019. Gross margin in Backlog increased approximately 50 basis points to 12.0% at December 31, 2020 from 11.5% at December 31, 2019.
•Combined Backlog at December 31, 2020 was $1.53 billion, up from $1.34 billion at December 31, 2019, and includes Unsigned Low-bid Awards of $356.9 million and $273.5 million at December 31, 2020 and December 31, 2019, respectively. Gross margin in Combined Backlog has increased approximately 80 basis points to 11.8% at December 31, 2020 from 11.0% at December 31, 2019.
2021 Full Year Revenue and Income Guidance:
•Revenues: $1.46 billion to $1.49 billion.
•Net Income: $52 million to $55 million.
•Expected dilutive average shares outstanding: 29.2 million.

(1) Adjusted basis excludes costs related to the acquisition of Plateau (including related refinancing) and non-cash taxes. See the “Reconciliation of Non-GAAP Supplemental Adjusted Financial Data” section below for more information.
(2) The Company defines Adjusted EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, acquisition related costs, and loss on extinguishment of debt. See the “EBITDA Reconciliation” section below for more information.

CEO Remarks and Outlook
“We are very proud of what we, as a Company, have achieved in such a challenging year,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “With our primary focus on the safety of our people during this pandemic, it is truly amazing how they all came together to deliver another record year. These results are a direct result of our people, our culture and our strategy.”
“Our Specialty Services segment continued its outstanding performance in bottom line results due in large part to consistent and highly effective project execution capabilities. Our Specialty Services backlog remains strong, as market demand for their highly specialized capabilities for large distribution centers, data centers and warehouses continues. Our Residential segment continued its healthy growth and expansion into the Houston market. Operating profit as a percentage of revenue dropped slightly year over year, as a result of second quarter temporary price concessions due to COVID and inflation and availability issues with materials. We were able to recoup the temporary price concessions in late 2020, and began passing on material increases in early 2021. The Texas home building market continues to remain strong. As a matter of fact, in the fourth quarter, we poured more slabs than any quarter in company history; something we view as indicative of continued relocation trends we have been seeing from other states to Texas. Lastly, our Heavy Civil segment operating income was up significantly from last year’s fourth quarter as we continue our shift away from low bid heavy highway projects. Going forward, we expect an improved revenue mix as we progress on the attractive alternative delivery projects we’ve booked in recent quarters,” continued Mr. Cutillo.
“We continue to demonstrate our ability to consistently generate cash. During 2020, we generated $119.3 million of cash flow from operations, and used that cash flow to make debt payments of $77.7 million and invested $30.5 million in capital expenditures, net of proceeds. We believe that we have more than adequate financial flexibility to continue our profitable growth and are in the very early stages of exploring some inorganic growth opportunities, either strategic tuck-in acquisitions, or another business unit that meets our criteria of low risk, high margin, high value add work,” added Mr. Cutillo.
Mr. Cutillo concluded, “Based on the anticipated pandemic recovery in the U.S., our strong Backlog and our view on current booking trends and market strength, we expect to generate full year 2021 revenues of between $1.46 billion and $1.49 billion, with a blended gross margin in the 13% to 14% range. Our expectation for 2021 net income attributable to Sterling common stockholders is between $52 million to $55 million. We expect our full year 2021 diluted average common shares outstanding to be approximately 29.2 million. Our 2021 net income guidance includes an effective income tax rate of approximately 30%.”
“We continue to be optimistic for a new infrastructure bill, but our 2021 outlook does not assume any major positive changes in government investment in infrastructure. We expect our 2021 EBITDA to be $134 million to $144 million. Given our strong operating performance in 2020, the continued vaccine rollout, our cash flow generation and debt reduction, we are very enthusiastic about our prospects for generating additional shareholder value during the full year of 2021.”

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Wednesday, March 3, 2021 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc. (“Sterling” or the “Company”) operates through a variety of subsidiaries within three segments specializing in Heavy Civil, Specialty Services and Residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy Civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty Services projects include construction site excavation and drainage, drilling and blasting for excavation, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting, forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of these Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the duration of the COVID-19 pandemic, additional actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to address its impact, including the distribution, effectiveness and acceptance of vaccines, and the potential ongoing or further negative impact of the COVID-19 pandemic on the global economy and financial markets; our business strategy; our financial strategy; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues	$347,228	$346,544	$1,427,412	$1,126,278
Cost of revenues	(300,619)	(312,965)	(1,236,043)	(1,018,484)
Gross profit	46,609	33,579	191,369	107,794
General and administrative expense	(20,206)	(16,898)	(71,415)	(49,200)
Intangible asset amortization	(2,867)	(2,895)	(11,436)	(4,695)
Acquisition related costs	(13)	(2,153)	(1,026)	(4,311)
Other operating expense, net	(2,611)	(1,901)	(12,600)	(11,837)
Operating income	20,912	9,732	94,892	37,751
Interest income	15	156	161	1,142
Interest expense	(6,840)	(7,698)	(29,377)	(16,686)
Loss on extinguishment of debt	(301)	(7,728)	(301)	(7,728)
Income before income taxes	13,786	(5,538)	65,375	14,479
Income tax (expense) benefit	(7,759)	27,998	(22,471)	26,216
Net income	6,027	22,460	42,904	40,695
Less: Net income attributable to noncontrolling interests	(203)	(159)	(598)	(794)
Net income attributable to Sterling common stockholders	$5,824	$22,301	$42,306	$39,901

Net income per share attributable to Sterling common stockholders:
Basic	$0.21	$0.81	$1.52	$1.50
Diluted	$0.20	$0.79	$1.50	$1.47

Weighted average common shares outstanding:
Basic	28,043	27,612	27,859	26,671
Diluted	29,019	28,201	28,195	27,119

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	% of Revenues	2019	% of Revenues	2020	% of Revenues	2019	% of Revenues
Revenues
Heavy Civil	$176,683	51%	$190,690	55%	$753,824	52%	$760,325	67%
Specialty Services	128,497	37%	121,388	35%	508,894	36%	212,824	19%
Residential	42,048	12%	34,466	10%	164,694	12%	153,129	14%
Total Revenues	$347,228		$346,544		$1,427,412		$1,126,278

Operating Income
Heavy Civil	$1,857	1.1%	$(7,704)	NM	$4,536	0.6%	$3,316	0.4%
Specialty Services	14,749	11.5%	14,923	12.3%	70,583	13.9%	18,207	8.6%
Residential	4,319	10.3%	4,666	13.5%	20,799	12.6%	20,539	13.4%
Subtotal	20,925	6.0%	11,885	3.4%	95,918	6.7%	42,062	3.7%
Acquisition related costs	(13)		(2,153)		(1,026)		(4,311)
Total Operating Income	$20,912	6.0%	$9,732	2.8%	$94,892	6.6%	$37,751	3.4%

NM - Not meaningful

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$66,185	$45,733
Accounts receivable	177,424	168,872
Contract assets	84,975	94,679
Receivables from and equity in construction joint ventures	16,653	9,196
Other current assets	16,306	11,790
Total current assets	361,543	330,270
Property and equipment, net	126,668	116,030
Operating lease right-of-use assets	16,515	13,979
Goodwill	192,014	191,892
Other intangibles, net	244,887	256,323
Deferred tax asset, net	7,817	26,012
Other non-current assets, net	3,250	183
Total assets	$952,694	$934,689

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$95,201	$137,593
Contract liabilities	114,019	57,760
Current maturities of long-term debt	77,434	42,473
Current portion of long-term lease obligations	7,588	7,095
Income taxes payable	—	1,212
Accrued compensation	18,013	13,727
Other current liabilities	9,629	6,393
Total current liabilities	321,884	266,253
Long-term debt	291,249	390,627
Long-term lease obligations	8,958	6,976
Members’ interest subject to mandatory redemption and undistributed earnings	51,290	49,003
Other long-term liabilities	10,584	619
Total liabilities	683,965	713,478
Stockholders’ equity:
Common stock	283	283
Additional paid in capital	256,423	251,019
Treasury Stock, at cost	(1,445)	(6,142)
Retained earnings (deficit)	17,273	(25,033)
Accumulated other comprehensive loss	(5,264)	(209)
Total Sterling stockholders’ equity	267,270	219,918
Noncontrolling interests	1,459	1,293
Total stockholders’ equity	268,729	221,211
Total liabilities and stockholders’ equity	$952,694	$934,689

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$42,904	$40,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,785	20,740
Amortization of debt issuance costs and non-cash interest	3,193	3,393
Gain on disposal of property and equipment	(1,495)	(527)
Loss on debt extinguishment	301	4,334
Deferred taxes	19,439	(27,398)
Stock-based compensation expense	11,643	3,788
Change in interest rate swap	265	(30)
Changes in operating assets and liabilities	10,248	(3,902)
Net cash provided by operating activities	119,283	41,093
Cash flows from investing activities:
Plateau acquisition, net of cash acquired	—	(396,323)
Capital expenditures	(32,864)	(15,397)
Proceeds from sale of property and equipment	2,373	1,334
Net cash used in investing activities	(30,491)	(410,386)
Cash flows from financing activities:
Cash received from credit facility	—	430,000
Repayments of debt	(77,745)	(87,621)
Distributions to noncontrolling interest owners	(432)	(7,360)
Purchase of treasury stock	—	(3,201)
Debt issuance costs	—	(10,688)
Other	9,837	(199)
Net cash (used in) provided by financing activities	(68,340)	320,931
Net change in cash and cash equivalents	20,452	(48,362)
Cash and cash equivalents at beginning of period	45,733	94,095
Cash and cash equivalents at end of period	$66,185	$45,733

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended December 31, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$347,228	$—	$347,228
Cost of revenues	(300,619)	—	(300,619)
Gross profit	46,609	—	46,609
General and administrative expense	(20,206)	—	(20,206)
Intangible asset amortization	(2,867)	—	(2,867)
Acquisition related costs	(13)	13	—
Other operating expense, net	(2,611)	—	(2,611)
Operating income	20,912	13	20,925
Interest income	15	—	15
Interest expense	(6,840)	—	(6,840)
Loss on extinguishment of debt	(301)	—	(301)
Income before income taxes	13,786	13	13,799
Income tax expense	(7,759)	(4)	(7,763)
Net income	6,027	9	6,036
Less: Net income attributable to noncontrolling interests	(203)	—	(203)
Net income attributable to Sterling common stockholders	$5,824	$9	$5,833

Net income per share attributable to Sterling common stockholders:
Basic	$0.21	$—	$0.21
Diluted	$0.20	$—	$0.20

Weighted average common shares outstanding:
Basic	28,043		28,043
Diluted	29,019		29,019

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended December 31, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$346,544	$—	$346,544
Cost of revenues	(312,965)	—	(312,965)
Gross profit	33,579	—	33,579
General and administrative expense	(16,898)	—	(16,898)
Intangible asset amortization	(2,895)	—	(2,895)
Acquisition related costs	(2,153)	2,153	—
Other operating expense, net	(1,901)	—	(1,901)
Operating income	9,732	2,153	11,885
Interest income	156	—	156
Interest expense	(7,698)	—	(7,698)
Loss on extinguishment of debt	(7,728)	7,728	—
Income before income taxes	(5,538)	9,881	4,343
Income tax benefit (expense)	27,998	(25,837)	2,161
Net income	22,460	(15,956)	6,504
Less: Net income attributable to noncontrolling interests	(159)	—	(159)
Net income attributable to Sterling common stockholders	$22,301	$(15,956)	$6,345

Net income per share attributable to Sterling common stockholders:
Basic	$0.81	$(0.58)	$0.23
Diluted	$0.79	$(0.57)	$0.22

Weighted average common shares outstanding:
Basic	27,612		27,612
Diluted	28,201		28,201

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau (including related refinancing) and non-cash taxes. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Twelve Months Ended December 31, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$1,427,412	$—	$1,427,412
Cost of revenues	(1,236,043)	—	(1,236,043)
Gross profit	191,369	—	191,369
General and administrative expense	(71,415)	—	(71,415)
Intangible asset amortization	(11,436)	—	(11,436)
Acquisition related costs	(1,026)	1,026	—
Other operating expense, net	(12,600)	—	(12,600)
Operating income	94,892	1,026	95,918
Interest income	161	—	161
Interest expense	(29,377)	—	(29,377)
Loss on extinguishment of debt	(301)	—	(301)
Income before income taxes	65,375	1,026	66,401
Income tax expense	(22,471)	(353)	(22,824)
Net income	42,904	673	43,577
Less: Net income attributable to noncontrolling interests	(598)	—	(598)
Net income attributable to Sterling common stockholders	$42,306	$673	$42,979

Net income per share attributable to Sterling common stockholders:
Basic	$1.52	$0.02	$1.54
Diluted	$1.50	$0.02	$1.52

Weighted average common shares outstanding:
Basic	27,859		27,859
Diluted	28,195		28,195

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Twelve Months Ended December 31, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$1,126,278	$—	$1,126,278
Cost of revenues	(1,018,484)	—	(1,018,484)
Gross profit	107,794	—	107,794
General and administrative expense	(49,200)	—	(49,200)
Intangible asset amortization	(4,695)	—	(4,695)
Acquisition related costs	(4,311)	4,311	—
Other operating expense, net	(11,837)	—	(11,837)
Operating income	37,751	4,311	42,062
Interest income	1,142	—	1,142
Interest expense	(16,686)	—	(16,686)
Loss on extinguishment of debt	(7,728)	7,728	—
Income before income taxes	14,479	12,039	26,518
Income tax benefit (expense)	26,216	(27,398)	(1,182)
Net income	40,695	(15,359)	25,336
Less: Net income attributable to noncontrolling interests	(794)	—	(794)
Net income attributable to Sterling common stockholders	$39,901	$(15,359)	$24,542

Net income per share attributable to Sterling common stockholders:
Basic	$1.50	$(0.58)	$0.92
Diluted	$1.47	$(0.57)	$0.90

Weighted average common shares outstanding:
Basic	26,671		26,671
Diluted	27,119		27,119

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau (including related refinancing) and non-cash taxes. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income attributable to Sterling common stockholders	$5,824	$22,301	$42,306	$39,901
Depreciation and amortization	8,146	8,452	32,785	20,740
Interest expense, net of interest income	6,825	7,542	29,216	15,544
Income tax expense (benefit)	7,759	(27,998)	22,471	(26,216)
Loss on extinguishment of debt	301	7,728	301	7,728
EBITDA (1)	28,855	18,025	127,079	57,697
Acquisition related costs	13	2,153	1,026	4,311
Adjusted EBITDA (2)	$28,868	$20,178	$128,105	$62,008

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and loss on extinguishment of debt.

(2) Adjusted EBITDA excludes the impact of acquisition related costs.